UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

August 13, 2013
Date of Report (date of earliest event reported)

LEAPFROG ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31396 (Commission File Number)	95-4652013 (IRS Employer Identification No.)

6401 Hollis Street, Suite 100
Emeryville, California 94608-1463
(Address of principal executive offices) (Zip Code)

(510) 420-5000 Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2013, LeapFrog Enterprises, Inc. (“LeapFrog” or the “Company”) entered into an employment agreement (the “Agreement”) with Michael Dodd, pursuant to which Mr. Dodd transitioned from his current position as President and Chief Operating Officer to a newly created position as advisor to the CEO. Pursuant to the Agreement, as of August 14, 2013, Mr. Dodd no longer serves as an executive officer of the Company, but he remains employed by LeapFrog in his new capacity to assist in the supply chain, product development and engineering functions. Mr. Dodd’s salary and bonus structure will remain unchanged and the Agreement provides for certain severance benefits (replacing his current severance benefits) if Leapfrog terminates the Agreement prior to its expiration on December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.

Date: August 16, 2013	By:	/s/ Raymond L. Arthur
Raymond L. Arthur
Chief Financial Officer